Exhibit 16.1



                                                             February 14, 2005
Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, DC  20549

Dear Sirs/Madams:

We have read and agree with the statements in Item 4.01 of Form 8-K of Unitronix Corporation dated December 6, 2004.

Yours truly,

/s/ Dan Clasby & Company
    --------------------
    Dan Clasby & Company